UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2010 (June 3, 2010)

PROLOR BIOTECH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-52691	20-0854033
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Sapir Street Weizmann Science Park Nes-Ziona, Israel 74140
(Address of Principal Executive Office)

Registrant’s telephone number, including area code (866) 644-7811

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate  box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                      Submission of Matters to a Vote of Security Holders.

On June 3, 2010, PROLOR Biotech, Inc., a Nevada corporation (the “Company”), held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting:

(i) the eight nominees named in the Company’s proxy statement, dated April 23, 2010, were elected to serve on the Company’s board of directors until the Company’s 2011 Annual Meeting of Stockholders; and

(ii) the Company’s selection of Yarel + Partners CPA to serve as the Company’s independent registered public accounting firm for the 2010 fiscal year was ratified.

The voting results for each matter are set forth below.

	Votes “For”	Votes “Against”	Abstentions or Votes Withheld	Broker Non-Votes
Election of Directors:

Phillip Frost, M.D.	25,850,908	—	10,000	8,731,078
Fuad Fares, D. Sc.	25,850,908	—	10,000	8,731,078
Marian Gorecki, Ph.D.	25,860,908	—	—	8,731,078
Abraham (Avri) Havron, Ph.D.	25,850,908	—	10,000	8,731,078
Jane H. Hsiao, Ph.D., M.B.A.	25,860,908	—	—	8,731,078
Shai Novik, M.B.A.	25,850,908	—	10,000	8,731,078
Steven D. Rubin	25,850,908	—	10,000	8,731,078
Adam Stern	25,850,908	—	10,000	8,731,078

Ratification of Yarel + Partners CPA	34,591,986	—	—	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOR BIOTECH, INC.

Date:June 9, 2010	By: /s/ Shai Novik
Shai Novik
President